Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements of Hologic, Inc. (“Hologic”) have been prepared to give effect to the acquisition by Hologic of Cynosure, Inc. (“Cynosure”) (the “Cynosure Acquisition”). An unaudited condensed combined balance sheet as of the most recent interim period has not been presented in these financial statements pursuant to Regulation S-X Rule 11-02(c)(1) as the Cynosure acquisition was reflected in the unaudited consolidated financial statements included in Hologic’s Form 10-Q for the quarterly period ended April 1, 2017 filed with the SEC on May 10, 2017. The unaudited pro forma condensed combined statements of income for the six months ended April 1, 2017 and year ended September 24, 2016 combines the historical results of Hologic and Cynosure and gives effect to the Cynosure Acquisition as if it had occurred on September 27, 2015. Hologic and Cynosure have different fiscal year end dates. Hologic’s 2016 fiscal year ended on September 24, 2016, while Cynosure’s most recent fiscal year ended on December 31, 2016. Cynosure reports its results on a calendar quarterly basis. Since the difference is more than 93 days, Cynosure’s results for the year ended December 31, 2016 were not used to prepare the unaudited pro forma condensed combined statement of income for the year ended September 24, 2016. As a result, Cynosure’s results of operations for the year ended September 24, 2016 were prepared to match Hologic’s fiscal year end by subtracting Cynosure’s operating results for the three month period ended December 31, 2016 from its statement of income for the year ended December 31, 2016 and adding its operating results for the three month period ended December 31, 2015. The unaudited pro forma condensed combined statement of income for the year ended September 24, 2016 combines the consolidated statement of income of Hologic for the year ended September 24, 2016 with the operating results of Cynosure for the twelve month period ended September 30, 2016. The unaudited pro forma condensed combined statement of income for the six months ended April 1, 2017 represents Hologic’s operating results for that period, which included Cynosure’s operating results from the date of acquisition through April 1, 2017, and Cynosure’s fourth quarter calendar 2016 operating results and Cynosure’s historical financial information for the period January 1, 2017 to March 22, 2017.

The historical consolidated financial information of Hologic and Cynosure has been adjusted in the unaudited pro forma condensed combined statements of income to give effect to pro forma events that are (1) directly attributable to the Cynosure Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of income presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statements of income are presented for illustrative purposes and do not purport to represent what the results of operations would actually have been had the Cynosure Acquisition occurred as of the date indicated or what such results of operations will be for any future periods. The actual results of operations reported by the combined company in periods following the Cynosure Acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined statements of income for a number of reasons, including but not limited to the impact and benefits of the Cynosure Acquisition, cost savings from operating efficiencies, synergies and the incremental costs incurred in successfully integrating and operating the Cynosure business. There were no transactions between Hologic and Cynosure during the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial information of Hologic and Cynosure for the periods presented, and should be read in conjunction with:

•	The notes to the unaudited pro forma condensed combined financial information;

•	Hologic’s Current Report on Form 8-K filed February 14, 2017, including the exhibits thereto;

•	The unaudited consolidated financial statements of Hologic for the six months ended April 1, 2017 and March 26, 2016, which are included in Hologic’s Quarterly Report on Form 10-Q, as filed with the SEC;

•	The audited consolidated financial statements of Hologic as of September 24, 2016 and September 26, 2015 and for each of the three years in the period ended September 24, 2016, which are included in Hologic’s Annual Report on Form 10-K, as filed with the SEC; and

•	The audited consolidated financial statements of Cynosure as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, which are included in Cynosure’s Annual Report on Form 10-K, as filed with the SEC.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting. As such, the consideration paid has been allocated to the assets and liabilities acquired based on management’s preliminary estimates of the fair values of those assets and liabilities using preliminary valuation analyses. Definitive allocations will be performed and finalized. Accordingly, the purchase price allocation adjustments reflected in the following unaudited pro forma condensed combined statements of income are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined statements of income. Differences between these preliminary estimates and the final purchase accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined statements of income also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense and depreciation expense on acquired tangible and intangible assets, decreased interest income related to the reduction in cash and marketable securities used to complete the Cynosure Acquisition, decreased support and maintenance revenue related to deferred revenue adjustments and the tax impact related to these pro forma adjustments.

The unaudited pro forma condensed combined statements of income do not reflect certain amounts resulting from the Cynosure Acquisition because Hologic considers them to be of a non-recurring nature and are anticipated to be included in the income of Hologic within 12 months succeeding the transaction. These amounts include the cost of revenue impact of approximately $39.3 million for the write up of inventory to fair value. The unaudited pro forma condensed combined statements of income do not include the impact of any revenue, cost or other operating synergies that may result from the Cynosure Acquisition or any related future restructuring or other costs necessary to achieve anticipated cost savings, operating synergies and revenue enhancements.

Based on Hologic’s preliminary review of Cynosure’s summary of significant accounting policies disclosed in Cynosure’s financial statements, the adoption of ASU 2016-09 by Hologic for the six months ended April 1, 2017 was identified as an adjustment to the historical financial statements of Cynosure to conform their accounting policies to those of Hologic. The adjustment is further discussed in the accompanying notes to the unaudited pro forma condensed combined financial statements. Further review of Cynosure’s accounting policies and financial statements may result in required revisions to Cynosure’s policies and classifications to conform to Hologic’s.

Unaudited Pro Forma Condensed Combined Statement of Income

Year Ended September 24, 2016

(In millions, except shares and per share data)

	Hologic September 24, 2016	Cynosure September 30, 2016	Pro Forma Adjustments		Pro Forma Combined(K)
Revenues	$2,832.7	$413.8	$(1.9)	A	$3,244.6
Costs and expenses:
Cost of revenues	976.0	171.5	(5.7)	B	1,141.8
Cost of revenues—amortization of intangible assets	293.4	—	63.4	C	356.8
Research and development	232.1	26.9	0.1	D	259.1
Selling and marketing	415.1	144.8	0.3	E	560.2
General and administrative	267.3	32.8	—		300.1
Amortization of intangible assets	89.7	2.8	16.2	G	108.7
Restructuring and divestiture charges	10.5	—	—		10.5

	2,284.1	378.8	74.3		2,737.2

Income from operations	548.6	35.0	(76.2)		507.4
Interest income	0.7	—	—		0.7
Interest expense	(155.3)	(1.6)	0.5	H	(156.4)
Loss on extinguishment of debt	(5.3)	—	—		(5.3)
Other income, net	26.6	0.5	—		27.1

Income before provision for income taxes	415.3	33.9	(75.7)		373.5
Provision (benefit) for income taxes	84.5	13.3	(28.2)	I	69.6

Net income	$330.8	$20.6	$(47.5)		$303.9

Net income per common share:
Basic	$1.18	$0.89			$1.08

Diluted	$1.16	$0.88			$1.06

Weighted average number of common shares outstanding:
Basic	280,213	23,055	(23,055)	J	280,213

Diluted	286,156	23,458	(23,458)	J	286,156

Unaudited Pro Forma Condensed Combined Statement of Income

Six Months Ended April 1, 2017

(In millions, except shares and per share data)

	Hologic April 1, 2017	Cynosure April 1, 2017	Pro Forma Adjustments		Pro Forma Combined(K)
Revenues	$1,449.8	$182.8	$(0.2)	A	$1,632.4
Costs and expenses:
Cost of revenues	517.6	80.4	(4.8)	B	593.2
Cost of revenues—amortization of intangible assets	138.7	—	31.0	C	169.7
Research and development	109.8	19.8	0.1	D	129.7
Selling and marketing	213.3	85.6	0.1	E	299.0
General and administrative	187.3	74.0	(41.0)	F	220.3
Amortization of intangible assets	32.2	1.3	7.8	G	41.3
Gain on sale of business	(899.7)	—	—		(899.7)
Restructuring and divestiture charges	4.8	—	—		4.8

	304.0	261.1	(6.8)		558.3

Income (loss) from operations	1,145.8	(78.3)	6.6		1,074.1
Interest income	2.2	—	—		2.2
Interest expense	(77.9)	(0.8)	0.2	H	(78.5)
Other income (expense), net	13.6	(0.4)	—		13.2

Income (loss) before provision for income taxes	1,083.7	(79.5)	6.8		1,011.0
Provision (benefit) for income taxes	470.4	(29.7)	(3.2)	I	437.5

Net income (loss)	$613.3	$(49.8)	$10.0		$573.5

Net income (loss) per common share:
Basic	$2.19	$(2.10)			$2.05

Diluted	$2.15	$(2.10)			$2.01

Weighted average number of common shares outstanding:
Basic	279,439	23,748	(23,748)	J	279,439

Diluted	285,117	23,748	(23,748)	J	285,117

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(In millions, except per share information)

1.	Description of Transaction

On March 22, 2017, Hologic completed the acquisition of Cynosure and acquired all of the outstanding shares of Cynosure, except for 1.2 million shares that dissented and are pursuing appraisal rights. Pursuant to the terms and conditions of the merger agreement, each share of common stock of Cynosure outstanding immediately prior to the effective time of the acquisition was canceled and converted into the right to receive $66.00 in cash, except for the dissenting shares. In addition, all outstanding restricted stock units, performance stock units, and stock options were canceled and converted into the right to receive $66.00 per share in cash less the applicable exercise price, as applicable. The acquisition was funded through available cash, and the Company paid $1.51 billion to Cynosure shareholders and $64.1 million to employee equity award holders. The amount allocated to the dissenting shareholders of $79.2 million has been recorded as a liability.

2.	Basis of Presentation

An unaudited condensed combined balance sheet as of the most recent interim period has not been presented in these financial statements pursuant to Regulation S-X Rule 11-02(c)(1) as the Cynosure acquisition was reflected in the unaudited consolidated financial statements included in Hologic’s Form 10-Q for the quarterly period ended April 1, 2017 filed with the SEC on May 10, 2017. The unaudited pro forma condensed combined statements of income of Hologic have been prepared to give effect to the Cynosure Acquisition. The unaudited pro forma condensed combined statement of income for the six months ended April 1, 2017 and year ended September 24, 2016 combines the historical results of Hologic and Cynosure and gives effect to the Cynosure Acquisition as if it had occurred on September 27, 2015. Hologic and Cynosure have different fiscal year end dates. Since the difference is more than 93 days, Cynosure’s results for the year ended December 31, 2016 were not used to prepare the unaudited pro forma condensed combined statement of income for the year ended September 24, 2016. As a result, Cynosure’s results of operations for the year ended September 24, 2016 were prepared to match Hologic’s fiscal year end by subtracting Cynosure’s operating results for the three month period ended December 31, 2016 from its statement of income for the year ended December 31, 2016 and adding its operating results for the three month period ended December 31, 2015. The unaudited pro forma condensed combined statement of income for the year ended September 24, 2016 combines the consolidated statement of income of Hologic for the year ended September 24, 2016 with the operating results of Cynosure for the twelve month period ended September 30, 2016. The unaudited pro forma condensed combined statement of income for the six months ended April 1, 2017 represents Hologic’s operating results for that period, which included Cynosure’s operating results from the date of acquisition through April 1, 2017, and Cynosure’s fourth quarter calendar 2016 operating results and Cynosure’s historical financial information for the period January 1, 2017 to March 22, 2017.

The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting. As such, the consideration paid has been allocated to the assets and liabilities acquired based on management’s preliminary estimates of the fair values of those assets and liabilities using preliminary valuation analyses. Definitive allocations will be performed and finalized. Accordingly, the purchase price allocation adjustments reflected in the following unaudited pro forma condensed combined statements of income are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined statements of income. Differences between these preliminary estimates and the final purchase accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

Acquisition-related transaction costs (e.g., investment banker, advisory, legal, valuation, and other professional fees) and certain acquisition restructuring and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. These costs are excluded from the unaudited pro forma condensed combined statements of income as a pro forma adjustment because they will not have a continuing impact on the combined results and are directly attributable to the Cynosure Acquisition.

The unaudited pro forma condensed combined statements of income do not reflect the cost of any integration activities or benefits from the Cynosure Acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on the consolidated results of income in periods following the completion of the Cynosure Acquisition. Although Hologic management expects that costs savings will result from the Cynosure Acquisition, there can be no assurance that these cost savings will be achieved.

3.	Conforming Accounting Policies

At this time, except for the adjustments below to reclassify certain balances presented in the historical financial statements of Cynosure to conform to the Hologic presentation, Hologic is not aware of any material differences between the accounting policies of the two companies that would continue to exist subsequent to the application of acquisition accounting. As part of the application of ASC 805, Hologic will conduct a more detailed review of Cynosure’s accounting policies in an effort to determine if differences in accounting policies require further reclassification of Cynosure’s results of operations or reclassification of assets or liabilities to conform to Hologic’s accounting policies and classifications. As a result, Hologic may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial information.

4.	Pro Forma Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Income

(A) To record an adjustment to reduce service revenue as a result of recording deferred revenue related to support and maintenance contracts to its fair value. The Company has preliminarily reduced support and maintenance deferred revenue for which some of its contracts extend beyond one year by $2.2 million.

(B) Adjustments to cost of revenue expenses are comprised of the following:

	Year Ended September 24, 2016	Six Months Ended April 1, 2017
Depreciation on property, plant and equipment fair value adjustment(1)	$0.1	$—
Elimination of Cynosure’s historical intangible asset amortization expense related to developed technology	(5.8)	(2.4)
Elimination of Cynosure inventory fair value adjustment(2)	—	(2.4)

	$(5.7)	$(4.8)

(1)	Reflects additional depreciation expense of the preliminary estimated fair value adjustment related to Cynosure’s property, plant and equipment over its estimated remaining useful life.

(2)	Reflects elimination of the amortization of the preliminary step-up in Cynosure’s inventory to fair value that was included in Hologic’s statement of income for the six months ended April 1, 2017. The elimination of this expense from the period presented is because it does not have a continuing impact as the step-up in inventory will be recognized into the statement of income in less than twelve months.

(C) To record intangible asset amortization expense related to acquired developed technology intangible assets on a straight-line basis over a weighted average estimated life of 11.8 years. If the fair value of the definite-lived intangible assets changed by 10%, there would be a corresponding $6.3 million and $3.1 million increase or decrease in amortization expense for the year ended September 24, 2016 and six months ended April 1, 2017, respectively.

(D) To record an adjustment to research and development expenses to reflect additional depreciation expense of the preliminary estimated fair value adjustment related to Cynosure’s property, plant and equipment over its estimated remaining useful life.

(E) To record an adjustment to selling and marketing expenses to reflect additional depreciation expense of the preliminary estimated fair value adjustment related to Cynosure’s property, plant and equipment over its estimated remaining useful life.

(F) To record an adjustment to general and administrative expenses to reflect the elimination of acquisition transaction costs incurred by both Hologic of $18.5 million and Cynosure of $22.5 million related to this transaction recorded in the historical statements of income.

(G) Adjustments to amortization of intangible assets are comprised of the following:

	Year Ended September 24, 2016	Six Months Ended April 1, 2017
New intangible asset amortization expense, excluding amounts recorded within cost of revenues(1)	$19.0	$9.1
Elimination of Cynosure’s historical intangible asset amortization expense	(2.8)	(1.3)

	$16.2	$7.8

(1)	Reflects amortization expense of the estimated fair value of acquired intangible assets comprised of customer relationships, trade-names and a distribution agreement over their preliminary estimated useful lives ranging between 5 and 10 years using the straight-line method of recognition. If the fair value of the definite-lived intangible assets changed by 10%, there would be a corresponding $1.9 million and $0.8 million increase or decrease in amortization expense for the year ended September 24, 2016 and six months ended April 1, 2017, respectively.

(H) Adjustments to interest expense are comprised of the following:

	Year Ended September 24, 2016	Six Months Ended April 1, 2017
Elimination of Cynosure’s historical interest and investment income(1)	(0.4)	(0.3)
Adjustment to interest expense related to capital lease(2)	0.9	0.5

	$0.5	$0.2

(1)	This adjustment reflects elimination of all of Cynosure’s interest income under the assumption that Cynosure’s marketable securities, that are income-producing, would be sold immediately upon the close of the acquisition. Cynosure recorded interest and investment income within interest expense in its statements of income.

(2)	The adjustment to interest expense is related to Cynosure’s capital lease. Cynosure leases the buildings portion of its primary U.S. operating facility in Westford, MA under a lease agreement, which qualifies as a capital lease. In connection with purchase accounting, Hologic has preliminarily estimated the fair value of the obligation using its incremental borrowing rate as of the date of acquisition. Hologic’s incremental borrowing rate was lower than the rate Cynosure used to record their capital lease obligation. As a result, the estimated interest to be recorded subsequent to the acquisition will be lower.

(I) Adjustments to the provision (benefit) for income taxes are comprised of the following:

	Year Ended September 24, 2016	Six Months Ended April 1, 2017
Provision (benefit) for income taxes(1)	(28.2)	2.5
Adjustment to conform Cynosure accounting policies to those of Hologic(2)	—	(5.7)

	$(28.2)	$(3.2)

(1)	To record the tax expense (benefit) on pro forma income before provision (benefit) for income taxes to reflect the estimated combined effective federal and state tax rate by applying 37.3% to the pro forma adjustments. This represents Cynosure’s approximate statutory tax rate. Although not reflected in these unaudited pro forma condensed combined financial statements, the effective tax rate of the combined company could be significantly different depending on post-acquisition activities, including potential repatriation of earnings from subsidiaries outside the U.S. and geographical mix of taxable income affecting state and foreign taxes, among other factors.

(2)	To record the tax benefit of $5.7 million to reflect the adoption of ASU 2016-09 for the six months ended April 1, 2017. This adjustment was required to conform Cynosure’s accounting policies to those of Hologic. No adjustment was required for the year ended September 24, 2016 as Hologic adopted ASU 2016-09 effective in the first quarter of fiscal 2017.

(J) To reflect the elimination of Cynosure’s weighted average shares outstanding.

(K) The pro forma condensed combined statements of operations do not reflect the cost of revenue impact of approximately $39.3 million for the write up of inventory to fair value.